EXHIBIT 5

                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                  914-693-3026

October 2, 2009

Carbonics Capital Corporation
One Penn Plaza, Suite 1612
New York, NY 10119

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which Carbonics Capital Corporation proposes to file with the Securities and Exchange Commission registering 100,000,000 common shares which may be offered and sold by Carbonics Capital Corporation under the 2009 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                    Yours,

                                    /s/ Robert Brantl
                                        -----------------------
                                        Robert Brantl

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